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                                                                EXHIBIT 99.B11








               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Financial Statements" in the Statement of Additional Information and to the use of our report dated January 19, 1998, in Post-Effective Amendment No. 1 to the Registration Statement (Form N-1A) (No. 333-38801) of Delaware Group Foundation Funds.




Philadelphia, Pennsylvania
January 19, 1998
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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Foundation Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Delaware Group Foundation Funds (comprised of, respectively, the Income Portfolio, Growth Portfolio, and Balanced Portfolio) as of December 31, 1997. These statements of assets and liabilities are the responsibility of the Funds' management. Our responsibility is to express an opinion on these statements of assets and liabilities based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of assets and liabilities are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of assets and liabilities referred to above present fairly, in all material respects, the financial position of each of the respective portfolios of Delaware Group Foundation Funds at December 31, 1997, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania
January 19, 1998